Exhibit 10.2

AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this 10th day of October, 2017, by HUDSON TECHNOLOGIES, INC. (the “Guarantor”), with an address at One Blue Hill Plaza, Pearl River, NY 10965, in consideration of the extension of credit by the below-defined lenders under and pursuant to that certain Amended and Restated Revolving Credit and Security Agreement (the “Loan Agreement”), dated as of the date hereof, by and among Guarantor, Hudson Technologies Company, a corporation organized under the laws of the State of Tennessee (“Hudson Technologies”), Hudson Holdings, Inc., a corporation organized under the laws of the State of Nevada (“Holdings”), and Airgas-Refrigerants, Inc., a corporation organized under the laws of the State of Delaware (“ARI” and together with Hudson Technologies, Holdings, and each other Person joined thereto as a borrower from time to time, the “Borrowers” and each individually a “Borrower”), the financial institutions which are now or which hereafter become a party thereto (collectively, the “Lenders” and individually a “Lender”), PNC CAPITAL MARKETS LLC, as lead arranger and sole bookrunner (“PNCCM”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as collateral agent and administrative agent for the Lenders (PNC, in such capacities, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

1.          Guaranty of Obligations. The Guarantor hereby unconditionally guarantees, and becomes surety for, the prompt payment and performance of all Obligations (including without limitation all Hedge Liabilities and Cash Management Liabilities), and all costs and expenses of the Agent or Lenders incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with this Guaranty and each Other Document to which the Guarantor is party, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Guaranteed Obligations”). If the Borrowers default under any such Obligations, the Guarantor will pay the amount due to the Agent for the benefit of the Lenders.

2.          Nature of Guaranty; Waivers. This is a guaranty of payment and not of collection and the Agent shall not be required or obligated, as a condition of the Guarantor's liability, to make any demand upon or to pursue any of its rights against the Borrowers, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Guaranteed Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Guaranteed Obligations have been indefeasibly paid in full, and the Agent has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Guaranteed Obligations at a particular time or from time to time. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Agent or any Lender of any other party, or any other guaranty or any security held by it for any of the Guaranteed Obligations, by any failure of the Agent or any Lender to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Guaranteed Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Guaranteed Obligations or any part thereof or any security or other guaranty thereof. The Guarantor's obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off recoupment, deduction or defense based upon any claim the Guarantor may have (directly or indirectly) against the Borrowers or the Agent or any Lender, except payment or performance of the Guaranteed Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrowers from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Agent's or any Lender’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived. The Guarantor waives all defenses based on suretyship or impairment of collateral.

The Agent or the Lenders at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor's liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Guaranteed Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Guaranteed Obligations, any other guaranties, or any security for any Guaranteed Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Guaranteed Obligations of the Borrowers in such order, manner and amount as the Agent or the Lenders may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrowers or the Guarantor, with respect to any Guaranteed Obligations in such manner as the Agent or any Lender deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

Without limiting any of the foregoing, Guarantor waives, to the maximum extent permitted by law, (a) all rights and defenses arising out of an election of remedies by the Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against any Borrower, any other Borrower or any other Person under any Applicable Law and (b) all rights and defenses that Guarantor may have because the Guaranteed Obligations are or become secured by real property, which means, among other things: (i) the Agent may collect from such Guarantor without first foreclosing on any real property collateral or personal property collateral pledged by any Borrower or any other Person and (ii) if Agent forecloses on any real property pledged by any Borrower or any other Person: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which such real property is sold at the foreclosure sale, even if such real property is worth more than the sale price; and (B) the Agent may collect from Guarantor even if the Agent, by foreclosing on such real property, have destroyed any right Guarantor may have to collect from any Borrower or any other Person. The foregoing is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have in the event that the Guaranteed Obligations are secured by real property.

3.          Repayments or Recovery. If any demand is made at any time upon the Agent or the Lenders for the repayment or recovery of any amount received by it in payment or on account of any of the Guaranteed Obligations and if the Agent or the Lenders repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Agent or such Lenders. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Agent's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4.          Financial Statements. Unless compliance is waived in writing by the Agent or until all of the Guaranteed Obligations have been paid in full, the Guarantor will promptly submit such information relating to the Guarantor’s affairs as requested by the Agent from time to time in it reasonable discretion

5.          Keepwell. If the Guarantor is a Qualified ECP Loan Party Guarantor hereby absolutely unconditionally and irrevocably, together with each other Qualified ECP Loan Party, (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under the Loan Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Guarantor that is a Qualified ECP Loan Party shall only be liable under this Section 5 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section5, or otherwise under this Guaranty, the Loan Agreement or any Other Document, voidable under Applicable Law, including Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Guarantor that is a Qualified ECP Loan Party under this Section 5 shall remain in full force and effect until the indefeasible payment in full of the Obligations and termination of the Loan Agreement and the Other Documents. Each Guarantor that is a Qualified ECP Loan Party intends that this Section 5 constitute, and this Section 5 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

6.          Enforceability of Guaranteed Obligations.  No modification, limitation or discharge of the Guaranteed Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor's liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrowers that may result from any such proceeding.

The Guarantor expressly waives any statute of limitations or other limitations on any actions under this Guaranty.

7.          Events of Default. Any Event of Default (as defined in the Loan Agreement) shall constitute an “Event of Default” hereunder. Upon the occurrence of any Event of Default, (a) the Guarantor shall pay to the Agent the amount of the Guaranteed Obligations; or (b) on demand of the Agent, the Guarantor shall immediately deposit with the Agent, in U.S. dollars, all amounts due or to become due under the Guaranteed Obligations, and the Agent may at any time use such funds to repay the Guaranteed Obligations; or (c) the Agent in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Agent in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

8.          Right of Setoff. In addition to all liens upon and rights of setoff against the Guarantor’s money, securities or other property given to the Agent or to any Lenders by law, the Agent shall have, with respect to the Guarantor's obligations to the Agent under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby grants Agent a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Agent or to any Lenders all of the Guarantor's right, title and interest in and to, all of the Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Agent, any Lenders or any other direct or indirect subsidiary of any parent of any Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Agent, although the Agent may enter such setoff on its books and records at a later time.

9.          Collateral. This Guaranty is secured by the property described in that certain Collateral Pledge Agreement dated as of the date hereof, as may be amended from time to time, executed by the Guarantor in favor of Agent for the benefit of the Lenders, and any other security documents which the Guarantor executes and delivers to the Agent and by such other collateral as previously may have been or may in the future be granted to the Agent to secure any Guaranteed Obligations of the Guarantor to the Agent.

10.         Costs. To the extent that the Agent (either directly or on behalf of the Lenders) incurs any costs or expenses in protecting or enforcing its rights under the Guaranty or in respect of the Guaranteed Obligations, including reasonable attorneys' fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Guaranteed Obligations and will bear interest from the incurring or payment thereof at the Default Rate.

11.         Postponement of Subrogation. Until the Obligations are indefeasibly paid in full and the Loan Agreement has been terminated, Guarantor postpones and subordinates in favor of the Agent or its designee (and any assignee or potential assignee) any and all rights which the Guarantor may have to (a) assert any claim whatsoever against any Borrower based on subrogation, restitution, reimbursement, indemnity or contribution rights with respect to payments made hereunder, and (b) any realization on any property of any Borrower, including participation in any marshalling of any such Borrower's assets. Any payments received by Guarantor in violation of this Section shall be held in trust for and immediately remitted to Agent and Lenders.

12.         Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) shall be given in accordance with Section 14.6 of the Loan Agreement to the addresses listed below.

If to Agent at:

PNC Bank, National Association
340 Madison Avenue, 11th Floor
New York, New York 10173
Attention:	Glenn D. Kreutzer
Telephone:	(212) 752-6093
Facsimile:	(212) 303-0060

with a copy to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention:	J. Brian Hays
Telephone:	(412) 762-0915
Facsimile:	(412) 762-8672

with an additional copy to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174-0208
Attention:	Robert B. Stein Esq.
Telephone:	(212) 885-5206
Facsimile:	(917) 332-3750

If to Guarantor at:

Hudson Technologies, Inc.
14th Floor
One Blue Hill Plaza
P.O. Box 1541
Pearl River, New York 10965
Attention:	Brian F. Coleman, President, COO
Telephone:	(845) 735-6000 x 6007
Facsimile:	(845) 512-6070

with a copy to:

Wiggin and Dana LLP
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
Attention:	Michael Grundei, Esq.
Telephone:	(203) 363-7630
Facsimile:	(203) 363-7676

13.         Preservation of Rights.  No delay or omission on the part of Agent (either directly or on behalf of any Lender) to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Agent's action or inaction impair any such right or power. Any partial exercise of any right under this Guaranty shall not preclude further exercise thereof. Agent’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Agent may have under other agreements, at law or in equity. Agent may proceed in any order against the Borrowers, the Guarantor or any other obligor of, or collateral securing, the Obligations.

14.         Illegality. If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

15.         Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Guarantor from, any provision of this Guaranty will be effective unless made in a writing signed by the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

16.         Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantor and Agent on its own behalf and for the benefit of the Lenders and their respective heirs, executors, administrators, successors and assigns as permitted by the Loan Agreement; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Agent's prior written consent and the Agent at any time may assign this Guaranty in whole or in part.

17.         No Third Party Beneficiary. This Guaranty is solely for the benefit of Agent on its own behalf and for the benefit of Lenders and each of their respective successors, heirs, executors, administrators and assigns and may not be relied on by any other Person

18.         Interpretation. This Guaranty is subject to the terms of Section 1.4 of the Loan Agreement, the provisions of which are incorporated herein by reference.

19.         Indemnity. The Guarantor shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Guaranty, the Loan Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 19 by any Person under any Environmental Laws or similar laws by reason of any Borrower, any Affiliate or Subsidiary of any Borrowers, Guarantor’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances, and arising out of or in any way relating to or as a consequence, direct or indirect, of any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Borrower, any Affiliate or Subsidiary of any Borrowers, or Guarantor.

20.         Governing Law and Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Guarantor with respect to any of the Guaranteed Obligations, this Guaranty, the Loan Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Guaranty, Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Guarantor at its address set forth in Section 12 hereto and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Guarantor in the courts of any other jurisdiction. Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Guarantor waives the right to remove any judicial proceeding brought against Guarantor in any state court to any federal court. Any judicial proceeding by Guarantor against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this the Guaranteed Obligations, this Guaranty, the Loan Agreement, the Other Documents or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

21.         Injunctive Relief. Guarantor recognizes that, in the event Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty or any Other Document, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Agent and the Lenders; therefore, the Agent and the Lenders, if any of the Agent of Lenders so requests, shall be, to the extent permitted by Applicable Law, entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

22.         Counterparts; Facsimile Signatures. This Guaranty may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto

23.         Amendment and Restatement/Entire Agreement. This Amended and Restated Guaranty and Suretyship Agreement amends and restates, but does not extinguish the obligations evidenced by, that certain Guaranty and Suretyship Agreement, dated June 22, 2012, executed by Guarantor in favor of PNC.  Except as otherwise specifically provided in the preceding sentence, this Agreement, the Loan Agreement and the Other Documents embody the entire agreement and understanding between the Guarantor and Lenders relating to the subject matter hereof and thereof.

24.         Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR, AGENT AND/OR ANY LENDER OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT GUARANTOR, AGENT AND/OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

The due execution hereof as of the date first written above, with the intent to be legally bound hereby.

HUDSON TECHNOLOGIES, INC.

By:	/s/ Kevin J. Zugibe
Name: Kevin J. Zugibe
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY – HUDSON TECHNOLOGIES, INC.]